Exhibit 99.1
Elkin, NC 28621
August 8, 2006
Press Release
For Immediate Release
Yadkin Valley Financial Corporation Presents Information to Investors
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) announced today that it has released a slide presentation to investors. The presentation, derived from information that has been disclosed previously in press releases and regulatory filings, is available on the Bank’s website, www.yadkinvalleybank.com, under the Investor Relations tab. On the Investor Relations screen, select Presentations to access the PowerPoint presentation which can either be saved to a file or opened. When opening the PowerPoint presentation and prompted about whether to Update Links to other files, select the Cancel option to view the presentation.
Yadkin Valley Bank, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-three full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville, and Yadkinville (Yadkin County) are operated under the Yadkin Valley Bank name. Offices in Mooresville and Statesville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank”. Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank”. Sidus Financial, LLC, a wholly-owned subsidiary with headquarters in Greenville, North Carolina, provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Georgia, Alabama, Mississippi, Florida, Maryland, Kentucky, Louisiana, Arkansas, West Virginia, Delaware and Tennessee.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Bank’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
For additional information contact:
Edwin E. Laws
Chief Financial Officer
(336) 526-6313